THIS CONVERTIBLE SUBORDINATED DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), AS AMENDED AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

StrategiNet Corporation

9% Convertible Subordinated Debenture

$50.000.00                    May _12_, 2000

     FOR VALUE RECEIVED, the undersigned StrategiNet Corporation (hereinafter "Company") promises to pay to the order of INFe.com Inc. whose address is 8000 Towers Crescent Drive, Suite 800, Vienna, VA 22182 (hereinafter "Holder") the principal sum of Fifty Thousand dollars ($50,000.00), together with interest as set out herein at Holder's address set forth above or such other place as Holder may designate in writing.

     1.   Interest:   From the date of advance and thereafter
until repayment, interest shall accrue hereunder at the rate of nine percent (9%) per annum. Interest payable hereunder shall be calculated for actual day elapsed on the basis of a 360-day year.

     2. Maturity: The entire indebtedness hereunder shall become due and payable one year after the date of advance unless said time period is extended upon mutual agreement of the Holder and the Company. Interest on the debt shall be payable quarterly.

     3. Prepayment: Payment of principal and interest may be made prior to the maturity date hereof without penalty but only upon ten (10) days prior written notice to Holder.

     4.   Collateral: This Debenture is unsecured.

     5. Subordination. The indebtedness herein is subordinate to the existing liabilities of the Company.

     6.   Conversion:    (a) Subject to and in compliance with the
provisions hereof the holder shall have the right to convert all or a portion of the outstanding principal amount of this Debenture, and all accrued and unpaid interest thereon, into such number of shares of common Stock (the shares of Common Stock issuable upon conversion of, and issuable in lieu of interest payments on, this Debenture are hereinafter referred to as the "Conversion Shares") as shall equal the quotient obtained by dividing (x) the principal amount of this Debenture to be

          Exhibit - 10.1


converted by (y) the Applicable Conversion Price (as hereinafter defined) and by surrender of this Debenture, such surrender to be made in the manner provided herein.


                    (b)    For purposes hereof the term
"Applicable Conversion Price" shall mean the lesser of (i) Fifty
($0.50) cents (the "Fixed Price") or (ii) the product obtained by multiplying (x) the Average Closing Price (as hereinafter defined) by (y) .65.

     For purposes hereof the "Average Closing Price" with respect to any conversion elected to be made by the holder shall be the average of the three lowest daily closing bid prices (each such price is referred to individually as a "Floating Reference Price" and, collectively, as the "Floating Reference Prices") during the twenty two (22) trading days immediately preceding the date on which the holder gives the Company a written notice of the holder's election to convert outstanding principal of, and accrued interest on, this Debenture or the Company gives them notice of intent to convert the interest due under Section 2 of this Debenture. The closing bid price on any trading day shall be (a) if the Common Stock is then listed or quoted on either the OTC:BB, the NASDAQ SmallCap Market or the NASDAQ National Market, the reported closing bid price For the Common Stock as reported by Bloomberg, L.P. ("Bloomberg") or The Wall Street Journal (the "Journal") on such day (or, if not so reported, as otherwise reported by The NASDAQ Small Cap Market, NASDAQ National Market or the OTC:BB. as the case may be), (b) if the Common Stock is listed on either the American Stock Exchange or New York Stock Exchange, the closing bid price for the Common Stock on such exchange on such day as reported by Bloomberg or the Journal or (c) if neither
(a) nor (b) apply but the Common Stock is quoted in the over-the-counter market, another recognized exchange, or on the pink sheets, the last reported bid price thereof on such date. If the prices of the Common Stock cannot be calculated on such date on any of the foregoing bases, such prices on such date shall be the fair market value as, mutually determined by the Company and the Registered Holder for which the calculation is required in order to determine the Applicable Conversion Price: provided, however that if the Company and the Registered Holder are unable to mutually determine the fair market value, such flair market value shall be determined by a nationally recognized investment banking firm or firm of independent chartered accountants of recognized standing (which firm may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the Board and holders of a majority in interest of the Debentures with respect to which a conversion notice has been given. "Trading day" shall mean any day on which the Company's Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

               (c) If, during any period following May 12, 2000 (the "Original Issue Date"). The Purchaser is not able to sell shares of Common Stock issuable upon conversion of, or in lieu of interest payments on, this Debenture pursuant to a registration statement filed pursuant to such agreement, the Registered Holder shall have the right, for any purpose under this Debenture during such period and thereafter, to designate as the Applicable Conversion Price any conversion price that would have been applicable during such period had the Registered Holder delivered a Notice of Conversion with respect to any portion of this Debenture.

          Exhibit - 10.1



               (d) If the Company fails to deliver to the holder a certificate or certificates for shares of the Common Stock in the period set forth herein, the Holder shall be entitled to bring an action for specific performance in a court of competent jurisdiction, An affidavit of the Holder, indicating the fact that the shares have not been delivered pursuant to this agreement, shall constitute sufficient proof for a court to enter an immediate judgment in favor of the holder, granting the relief requested, including, but not limited to, directing the Company's transfer agent to issue shares as provided for in a judgment for specific performance. In the event the Company fails to issue the shares, and a judgment is obtained, the Holder shall be entitled to a penalty in the amount of five (5%) percent of the shares due in addition to the amount due under this Debenture each seven (7) days the shares have not been delivered to the Holder

               (e) If the entire outstanding principal amount of this Debenture is not converted, the Company shall also issue and deliver to such holder a new Debenture of like tenor in the principal amount equal to the principal which was not converted and dated the Original Issue Date. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which a Notice of Conversion shall have been delivered as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date.

               (f) All shares of Common Stock delivered upon conversion of, or in lieu of interest payments on, this Debenture will, upon delivery, be duly authorized, validly issued and fully paid and nonassessable.

               (g) No factional shares of Common Stock shall be issued upon conversion of, or in lieu of interest payments on, the Debenture. Instead of any fractional share of Common Stock which would otherwise be deliverable upon the conversion of, or in lieu of interest payments on, the principal of this Debenture, the Company shall pay to the holder an amount in cash (computed to the nearest cent) equal to the Average Closing Price multiplied by the fraction of a share of Common Stock represented by such fractional interest,

               (h) The issuance of certificates for shares of Common Stock upon any conversion of, or in lieu of interest payments on, this Debenture shall be made without charge to the payee hereof for any tax or other expense in respect to the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued only in the name of the registered holder of this Debenture.

               (i) The Holder is granted registration rights, as specifically provided in that certain Registration Rights
Agreement, executed contemporaneously with this Debenture, and made a part hereof as Annex I.

     7. No Waiver: No course of dealing between the Holder and any other party hereto or any failure or delay on the part of the Holder in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of the Holder under this or any other applicable instrument. No single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

          Exhibit - 10.1



     8. No Impairment of Security Rights: The security rights of Holder and its assigns shall not be impaired by Holder's sale, hypothecation or re-hypothecation of this Debenture or the collateral, or by any indulgence, including, but not limited to:

     a. Any renewal, extension or modification which Holder may grant with respect to the indebtedness of any part thereof, or

     b. Any surrender, compromise. release, renewal, extension, exchange or substitution which Holder may grant in respect of the collateral, or

     c. Any indulgence granted in respect of any endorser, guarantor or surety. The purchaser, assignee, transferee, or pledgee or this Debenture, the collateral, any guaranty and any other document (or any of them), sold, assigned, transferred, pledged, or repledged, shall forthwith become vested with and entitled to exercise all the powers and rights given by this Debenture as if said purchaser, assignee, transferee or pledgee were originally named as Holder in this Debenture.

9. Financial Reporting: Company shall provide financial reporting in accordance with GAAP and all relevant regulatory bodies, but no less than a minimum of quarterly.

10. Governing Law: This Debenture shall be construed according to and governed by the laws of the Commonwealth of Florida.

IN WITNESS WHEREOF. the undersigned bas caused this Debenture to be executed and its seal affixed on the day and year first above written.

SEAL:                                   StrategiNet Corporation



Attest:___/s/______________________     By:_____/s/______________
Secretary                                  Name:    S. Quragshi
                                           Title:   CFO




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          Exhibit - 10.1